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                                                                    EXHIBIT 99.1

[AT&T BROADBAND LOGO]                                             [CHARTER LOGO]

FOR RELEASE:  FEBRUARY 28, 2001

                    AT&T BROADBAND AND CHARTER COMMUNICATIONS
                       AGREE TO CABLE SYSTEM TRANSACTIONS

         ENGLEWOOD, COLO., AND ST. LOUIS - AT&T Broadband and Charter Communications, Inc., have signed definitive agreements involving several strategic cable-system transactions that will result in a net addition of about 512,000 customers for Charter, the companies said today.

         When the transactions are completed, Charter will receive cable systems from AT&T serving some 574,000 customers in the St. Louis area; areas of Auburn, Birmingham, Montgomery and Selma, Alabama; and the Reno area of Nevada and California. AT&T Broadband will receive $1.79 billion composed of Charter cable systems valued at $249 million serving 62,000 customers in Miami Beach and Sebastian, Florida; up to $500 million in Charter common stock; and the balance in cash.

          "With this transaction, Charter will realize significant operational and technical efficiencies in the St. Louis metropolitan area, a top 20 ranked U.S. cable market, and in Alabama as well," said Jerry Kent, president and chief executive officer of Charter. "These additional customers in St. Louis will give us the opportunity to provide service to nearly all of our headquarters marketplace. And the customers we gain in Alabama will make us the leading provider in Birmingham, a top 40 market. As we interconnect existing Charter markets throughout Alabama with those we're acquiring from AT&T Broadband, we'll be able to reduce the number of acquired headends from 13 to three.

         "With significant residential growth and pent-up demand for broadband services, Reno, the 111th ranked market, is an excellent addition to Charter," Mr. Kent added. "The current 150,000 customer base there is presently served by multiple headends. With completion of a rebuild, a single headend will serve that entire marketplace."

                                     -MORE-

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CHARTER & AT&T BROADBAND, PAGE TWO...

         "These transactions will further our strategy of clustering in larger markets," said Dan Somers, president and chief executive officer of AT&T Broadband. "The south Florida systems we're getting will complement our current cluster there quite well."

         The transactions are expected to close in the second or third quarter of 2001, subject to certain closing conditions and regulatory review.

         Daniels & Associates represented AT&T Broadband in the sales process.

         AT&T Broadband (www.attbroadband.com), a business unit of AT&T, is the nation's largest broadband services company, providing television entertainment services to about 16 million customers across the nation. The company also provides advanced services, such as digital cable, high-speed cable Internet services and competitive local phone service. AT&T Corp. (NYSE:T) is the world's leader in telecommunications services and technology.

         With nearly 6.4 million customers, Charter Communications (NASDAQ:
CHTR), a Wired World(TM) company, is among the nation's largest broadband communications companies. Charter offers a full range of advanced broadband services to the home, including cable television under the Charter Cable TV brand; advanced digital video programming services under the Charter Digital Cable(TM) brand; and high-speed Internet access via Charter Pipeline(TM). Charter is the 2001 recipient of the Outstanding Corporate Growth Award from the Association for Corporate Growth and the 2000 Innovator Award for Technology from Cablevision Magazine. More information about Charter can be found at www.chartercom.com.

                                      # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Companies' plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include increased levels of competition, shortages key equipment, restrictions on the Companies' abilities to finance their growth and other factors. A more extensive discussion of the risk factors that could impact these areas and the Companies' overall business and financial performance can be found in the Companies' reports filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

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CONTACTS:
Charter Communications                    AT&T Broadband
News Media: Andy Morgan                   Steve Lang
314-543-2217                              303-858-3406
amorgan@chartercom.com                    lang.steve@broadband.att.com

Analysts: Mary Jo Moehle                  AT&T
314-543-2397                              Eileen Connolly
mmoehle@chartercom.com                    908-221-6731
                                          econnolly@att.com